UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Skyline Champion Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SKYLINE CHAMPION CORPORATION

755 West Big Beaver Road, Suite 1000

Troy, Michigan 48084

SUPPLEMENT TO PROXY STATEMENT

DATED JULY 17, 2024

FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 1, 2024

This supplement (this “Supplement”), dated July 17, 2024, supplements and amends the definitive proxy statement (the “Proxy Statement”) filed by Skyline Champion Corporation (the “Company”) with the Securities and Exchange Commission (“SEC”) on June 20, 2024, for the Company’s 2024 Annual Meeting of Shareholders to be held on August 1, 2024 (the “Annual Meeting”). The purpose of this Supplement is to provide amended and supplemental information about the expected treatment of “broker non-votes” as they apply to Proposal 4 – Approval to Amend and Restate the Articles of Incorporation to change name to Champion Homes, Inc., in the Proxy Statement.

Accordingly, the Proxy Statement is hereby amended as follows:

In the Notice of the 2024 Annual Meeting of Shareholders under the heading “Voting Matters and Board Recommendations”, the line item for Proposal 4 in the table is amended as follows:

VOTING MATTERS AND BOARD RECOMMENDATIONS

Agenda Item	Board Recommendation	Impact of Broker Non-Votes	Impact of Abstentions / Votes Withheld	Required Vote
4. Amendment and Restatement of Articles of Incorporation to change name to Champion Homes, Inc.	For	N/A	Vote Against	Majority of Shares Outstanding and Entitled to Vote on this Proposal

The last sentence of the information under the heading “General Information—Voting Information—Voting Standards”, is amended as follows:

Broker non-votes will have no effect on the outcome of Proposals One and Three.

The information under the heading “General Information—Voting Information—Routine and Non-Routine Proposals”, is amended as follows:

Routine Proposals. Proposal Two (ratification of EY) and Proposal Four (amendment and restatement of the articles of incorporation to change the Company name to Champion Homes, Inc.) are considered routine matters. A broker or other nominee generally may vote on routine matters, and therefore we expect no broker non-votes in connection with Proposals Two and Four.

Non-routine Proposals. Proposals One (election of directors) and Three (advisory vote on executive compensation) are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on these proposals.

Except as specifically supplemented by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement.

This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any further action unless you wish to change your vote. If you have submitted a proxy and wish to change your vote, you may revoke your proxy and change your vote by following the instructions under the heading “General Information—Voting Information—Changing Your Vote” of the Proxy Statement.